FIDELITY ADVISOR SERIES VIII

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

April 18, 2001

12:00 p.m.

Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY ADVISOR DIVERSIFIED INTERNATIONAL FUND

FIDELITY ADVISOR EMERGING ASIA FUND

FIDELITY ADVISOR EMERGING MARKETS INCOME FUND

FIDELITY ADVISOR EUROPE CAPITAL APPRECIATION FUND

FIDELITY ADVISOR GLOBAL EQUITY FUND

FIDELITY ADVISOR INTERNATIONAL CAPITAL APPRECIATION FUND

FIDELITY ADVISOR JAPAN FUND

FIDELITY ADVISOR KOREA FUND

FIDELITY ADVISOR LATIN AMERICA FUND

FIDELITY ADVISOR OVERSEAS FUND

(the "Funds")

was held on April 18, 2001 at 12:00 p.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Ralph Cox, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the number of shares owned. Accordingly, each shareholder is entitled to one vote for each share of the Fund held on the record date for the meeting.

Ms. Capua reported that proxies representing at least 67.492% of the outstanding voting securities of the Trust and at least 55.940% of each Fund had been received and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that a special meeting of the shareholders of the Funds was held on February 14, 2001 and March 14, 2001. The February 14 and March 14 meetings were adjourned until today for all Funds of Fidelity Advisor Series VIII with respect to proposals 1 and 2 and for each of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Emerging Markets Income Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor International Capital Appreciation Fund, Fidelity Advisor Japan Fund, and Fidelity Advisor Overseas Fund, in order to afford additional time to solicit shareholder votes, all proposals for Fidelity Advisor Global Equity Fund, Fidelity Advisor Korea Fund, and Fidelity Advisor Latin America Fund were approved by shareholders at the February 14, 2001 meeting.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated December 18, 2000

Proxy Statement dated December 18, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Substitute Proxy Form Dated March 14, 2001

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for Fidelity Advisor Series VIII, which will increase the maximum number of Trustees from twelve to fourteen and would allow the Trustees more flexibility and broader authority to act, subject to the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 1,310,085,387.31 affirmative votes, or 93.156% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the fourteen nominees listed in the Proxy Statement received at least 1,808,525,193.43 affirmative votes or more than 97.934% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fourteen nominees listed in the Proxy Statement dated December 18, 2000, be, and they hereby are, elected as Trustees of Fidelity Advisor Series VIII.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant for each of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Emerging Markets Income Fund, Fidelity Advisor Japan Fund, and Fidelity Advisor Overseas Fund.

Ms. Capua reported that the proposal to ratify the selection of PwC as independent accountant of the Funds, as set forth in proposal 3 in the Proxy Statement, received 169,833,900.36 affirmative votes of Fidelity Advisor Diversified International Fund or 95.390 % of the votes cast at the meeting; 30,322,531.84 affirmative votes of Fidelity Advisor Emerging Asia Fund or 96.617% of the votes cast at the meeting; 54,721,713.00 affirmative votes of Fidelity Advisor Emerging Markets Income Fund or 94.972% of the votes cast at the meeting; 64,347,482.70 affirmative votes of Fidelity Advisor Japan Fund or 97.073% of the votes cast at the meeting; and 1,216,838,366.38 affirmative votes of Fidelity Advisor Overseas Fund or 96.723% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Emerging Markets Income Fund, Fidelity Advisor Japan Fund, and Fidelity Advisor Overseas Fund, as set forth in the Proxy Statement dated December 18, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of Deloitte & Touche LLP ("D&T") as independent accountant for each of Fidelity Advisor Europe Capital Appreciation Fund and Fidelity Advisor International Capital Appreciation Fund.

Ms. Capua reported that the proposal to ratify the selection of D&T as independent accountant of the Funds, as set forth in proposal 4 in the Proxy Statement, received 23,755,344.93 affirmative votes of Fidelity Advisor Europe Capital Appreciation Fund or 96.407 % of the votes cast at the meeting; and 158,765,516.30 affirmative votes of Fidelity Advisor International Capital Appreciation Fund or 95.545% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of Deloitte & Touche LLP as independent accountant of Fidelity Advisor Europe Capital Appreciation Fund and Fidelity Advisor International Capital Appreciation Fund, as set forth in the Proxy Statement dated December 18, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for each of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor International Capital Appreciation Fund, and Fidelity Advisor Japan Fund that would modify the management fee that FMR receives from each Fund to provide for lower fees when FMR's assets under management exceed certain levels.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Funds, as set forth in proposal 5 in the Proxy Statement, received 166,926,672.61 affirmative votes of Fidelity Advisor Diversified International Fund or 93.757% of the votes cast at the meeting; received 29,563,144.50 affirmative votes of Fidelity Advisor Emerging Asia Fund or 94.198% of the votes cast at the meeting; received 23,185,923.58 affirmative votes of Fidelity Advisor Europe Capital Appreciation Fund or 94.097% of the votes cast at the meeting; received 155,382,244.98 affirmative votes of Fidelity Advisor International Capital Appreciation Fund or 93.509% of the votes cast at the meeting; and received 59,908,095.80 affirmative votes of Fidelity Advisor Japan Fund or 90.376% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor International Capital Appreciation Fund, and Fidelity Advisor Japan Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Advisor Overseas Fund that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in proposal 6 in the Proxy Statement, received 1,191,036,723.45 affirmative votes of Fidelity Advisor Overseas Fund, or 94.672% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Advisor Overseas Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Advisor Emerging Markets Income Fund that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in proposal 7 in the Proxy Statement, received 53,713,733.61 affirmative votes of Fidelity Advisor Emerging Markets Income Fund, or 93.223% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Advisor Emerging Markets Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund that would (i) allow FMR to receive investment advice and research services from FMR U.K.; (ii) permit FMR to grant FMR U.K. investment management authority if FMR believes it would be beneficial to the Funds and its shareholders; and (iii) allow FMR, FMR U.K. and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for each Fund, as set forth in proposal 8 in the Proxy Statement, received 53,616,411.12 affirmative votes of Fidelity Advisor Emerging Markets Income Fund, or 93.054% of the votes cast at the meeting; and received 1,192,696,988.57 affirmative votes of Fidelity Advisor Overseas Fund, or 94.804% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund that would (i) allow FMR to receive investment advice and research services from FMR Far East; (ii) permit FMR to grant FMR Far East investment management authority if FMR believes it would be beneficial to the Funds and its shareholders; and (iii) allow FMR, FMR Far East and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for each Fund, as set forth in proposal 9 in the Proxy Statement, received 53,479,538.22 affirmative votes of Fidelity Advisor Emerging Markets Income Fund, or 92.816% of the votes cast at the meeting; and received 1,191,743,211.06 affirmative votes of Fidelity Advisor Overseas Fund, or 94.728% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with Fidelity International Investment Advisors ("FIIA") for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund that would (i) allow FMR to receive investment advice and research services from FIIA; (ii) permit FMR to grant FIIA investment management authority if FMR believes it would be beneficial to the Funds and its shareholders; and (iii) allow FMR, FIIA and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FIIA for each Fund, as set forth in proposal 10 in the Proxy Statement, received 53,604,643.62 affirmative votes of Fidelity Advisor Emerging Markets Income Fund, or 93.033% of the votes cast at the meeting; and received 1,192,668,616.44 affirmative votes of Fidelity Advisor Overseas Fund, or 94.802% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FIIA for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement between Fidelity International Investment Advisors ("FIIA") and Fidelity International Investment Advisors (U.K) Limited ("FIIA (UK)L") for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund that would (i) allow FIIA to receive investment advice and research services from FIIA(UK)L; (ii) permit FIIA to grant FIIA(UK)L investment management authority if FIIA believes it would be beneficial to the Funds and its shareholders; and (iii) allow FIIA, FIIA(UK)L and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement between FIIA and FIIA(UK)L for each Fund, as set forth in proposal 11 in the Proxy Statement, received 53,586,880.93 affirmative votes of Fidelity Advisor Emerging Markets Income Fund, or 93.002% of the votes cast at the meeting; and received 1,192,269,898.15 affirmative votes of Fidelity Advisor Overseas Fund, or 94.770% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement between FIIA and FIIA(UK)L and each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the twelfth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement between Fidelity International Investment Advisors ("FIIA") and Fidelity Investments Japan Limited ("FIJ") for each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund that would (i) allow FIIA to receive investment advice and research services from FIJ; (ii) permit FIIA to grant FIJ investment management authority if FIIA believes it would be beneficial to the Funds and its shareholders; and (iii) allow FIIA, FIJ and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement between FIIA and FIJ for each Fund, as set forth in proposal 12 in the Proxy Statement, received 53,520,270.30 affirmative votes of Fidelity Advisor Emerging Markets Income Fund, or 92.887% of the votes cast at the meeting; and received 1,189,996,529.34 affirmative votes of Fidelity Advisor Overseas Fund, or 94.590% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement between FIIA, FIJ and each of Fidelity Advisor Emerging Markets Income Fund and Fidelity Advisor Overseas Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the thirteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate a fundamental investment policy of Fidelity Advisor Diversified International Fund to allow the Fund to more clearly communicate its investment strategy by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

Ms. Capua reported that the proposal to eliminate a fundamental investment policy of the Fund, as set forth in proposal 15 in the Proxy Statement, received 124,752,057.70 affirmative votes of Fidelity Advisor Diversified International Fund, or 89.983% of the votes cast at the meeting. Whereupon, it was

VOTED: That a fundamental investment policy of Fidelity Advisor Diversified International Fund be, and it hereby is, eliminated, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the fourteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate a fundamental investment policy of Fidelity Advisor Emerging Markets Income Fund to allow the Fund to more clearly communicate its investment strategy by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

Ms. Capua reported that the proposal to eliminate a fundamental investment policy of the Fund as set forth in proposal 16 in the Proxy Statement, received 36,617,684.23 affirmative votes of Fidelity Advisor Emerging Markets Income Fund or 88.844% of the votes cast at the meeting. Whereupon, it was

VOTED: That a fundamental investment policy of Fidelity Advisor Emerging Markets Income Fund be, and it hereby is, eliminated, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the fifteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate a fundamental investment policy of Fidelity Advisor Overseas Fund to allow the Fund to more clearly communicate its investment strategy by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

Ms. Capua reported that the proposal to eliminate a fundamental investment policy of the Fund, as set forth in proposal 17 the Proxy Statement, received 918,633,405.46 affirmative votes of Fidelity Advisor Overseas Fund, or 92.015% of the votes cast at the meeting. Whereupon, it was

VOTED: That a fundamental investment policy of Fidelity Advisor Overseas Fund be, and it hereby is, eliminated, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the sixteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Advisor Emerging Asia Fund's fundamental investment limitation concerning real estate.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation, as set forth in proposal 18 in the Proxy Statement, received 18,405,895.75 affirmative votes of Fidelity Advisor Emerging Asia Fund, or 91.664% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Advisor Emerging Asia Fund's fundamental investment limitation concerning real estate be, and it hereby is, amended, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the seventeenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the fundamental investment limitation concerning underwriting for each of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Emerging Markets Income Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor International Capital Appreciation Fund, Fidelity Advisor Japan Fund, and Fidelity Advisor Overseas Fund.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation concerning underwriting, as set forth in proposal 19 in the Proxy Statement, received 125,800,593.44 affirmative votes of Fidelity Advisor Diversified International Fund or 90.739% of the votes cast at the meeting; received 18,266,406.23 affirmative votes of Fidelity Advisor Emerging Asia Fund or 90.969% of the votes cast at the meeting; received 37,306,413.89 affirmative votes of Fidelity Advisor Emerging Markets Income Fund or 90.515% of the votes cast at the meeting; received 17,058,918.97 affirmative votes of Fidelity Advisor Europe Capital Appreciation Fund or 93.442% of the votes cast at the meeting; received 108,765,282.99 affirmative votes of Fidelity Advisor International Capital Appreciation Fund or 90.672% of the votes cast at the meeting; received 41,845,710.81 affirmative votes of Fidelity Advisor Japan Fund or 93.354% of the votes cast at the meeting; and received 929,765,164.39 affirmative votes of Fidelity Advisor Overseas Fund or 93.130% of the votes cast at the meeting. Whereupon, it was

VOTED: That each of Fidelity Advisor Diversified International Fund's, Fidelity Advisor Emerging Asia Fund's, Fidelity Advisor Emerging Markets Income Fund's, Fidelity Advisor Europe Capital Appreciation Fund's, Fidelity Advisor International Capital Appreciation Fund's, Fidelity Advisor Japan Fund's, and Fidelity Advisor Overseas Fund's fundamental investment limitation concerning underwriting be, and it hereby is, amended, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the eighteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Advisor Emerging Asia Fund's fundamental investment limitation concerning commodities.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning commodities, as set forth in proposal 20 in the Proxy Statement, received 18,195,075.54 affirmative votes of Fidelity Advisor Emerging Asia Fund, or 90.614% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Advisor Emerging Asia Fund's fundamental investment limitation concerning commodities be, and it hereby is, amended, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the nineteenth and final item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Advisor Emerging Asia Fund's fundamental investment limitation concerning lending.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning lending, as set forth in proposal 21 in the Proxy Statement, received 18,218,911.71 affirmative votes of Fidelity Advisor Emerging Asia Fund, or 90.733% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Advisor Emerging Asia Fund's fundamental investment limitation concerning lending be, and it hereby is, amended, as set forth in the Proxy Statement dated December 18, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore